Exhibit 21

SUBSIDIARIES OF GARDNER DENVER, INC.

Gardner Denver’s principal subsidiaries as of December 31, 2008 are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

JURISDICTION OF
LEGAL NAME	INCORPORATION

Air-Relief, Inc.	Kentucky
Best Aire, LLC	Delaware
CompAir USA Distribution, LLC	Delaware
CompAir USA, Inc.	Delaware
LeROI International, Inc.	Delaware
Mako Compressors LLC	Delaware
Emco Wheaton USA, Inc.	Texas
Gardner Denver Hanover, Inc.	Delaware
Gardner Denver International, Inc.	Delaware
Gardner Denver Nash LLC	Delaware
Gardner Denver Oberdorfer Pumps, Inc.	Delaware
Gardner Denver Thomas, Inc.	Delaware
Gardner Denver Water Jetting Systems, Inc.	Texas
TCM Investments, Inc. (dba Gardner Denver Petroleum Pumps)	Oklahoma
Thomas Industries Inc.	Delaware
CompAir GmbH	Austria
Gardner Denver Austria GmbH	Austria
CompAir (Australasia) Ltd.	Australia
Gardner Denver Nash Australia Pty Ltd.	Australia
Gardner Denver Industries Australia Pty Ltd.	Australia
Gardner Denver Belgium NV	Belgium
Belliss & Morcom Brasil Ltda.	Brazil
CompAir do Brazil Ltda.	Brazil
Gardner Denver Nash Brasil Industria e Comercio de Bombas Ltda.	Brazil
Gardner Denver Brasil Comercio Ltda.	Brazil
CompAir Canada, Inc.	Canada
Emco Wheaton Corp.	Canada
CompAir International (Shanghai) Co. Ltd.	China
Gardner Denver Machinery (Shanghai) Co., Ltd.	China
Gardner Denver Nash Machinery Ltd.	China
Gardner Denver Thomas Pneumatic Systems (Wuxi) Co. Ltd.	China
Gardner Denver Trading (Shanghai) Co. Ltd.	China
Shanghai CompAir Compressors Co. Ltd.*	China
Shanghai CompAir-Dalong High Pressure Equipment Co. Ltd.*	China
Gardner Denver Czech Republic s.r.o.	Czech Republic
Gardner Denver Denmark A/S	Denmark
Gardner Denver Oy	Finland
CompAir France SAS	France
Gardner Denver France SAS	France
CompAir Drucklufttechnik GmbH	Germany
Emco Wheaton GmbH	Germany
Gardner Denver Deutschland GmbH	Germany
Gardner Denver Holdings GmbH & Co. KG	Germany
Gardner Denver Holdings Verwaltungs GmbH	Germany
Gardner Denver Nash Deutschland GmbH	Germany
Gardner Denver Schopfheim GmbH	Germany
Gardner Denver Thomas GmbH	Germany

JURISDICTION OF
LEGAL NAME	INCORPORATION

TIWR Holdings GmbH	Germany
CompAir Hong Kong Ltd.	Hong Kong
Gardner Denver Hong Kong Ltd.	Hong Kong
CompAir Italia S.r.l.	Italy
Gardner Denver Italy S.r.l.	Italy
Gardner Denver S.r.l	Italy
Gardner Denver Japan Ltd.	Japan
Gardner Denver Nash Benelux B.V	Netherlands
Gardner Denver Nederland B.V	Netherlands
Gardner Denver New Zealand Ltd.	New Zealand
CompAir Polska Sp. z.o.o.	Poland
Gardner Denver Polska Sp. z.o.o.	Poland
CompAir South East Europe d.o.o.	Serbia
CompAir Far East PTE Ltd.	Singapore
Gardner Denver Nash Singapore Pte. Ltd.	Singapore
Gardner Denver Slovakia s.r.o.	Slovakia
CompAir South Africa (Pty) Ltd.	South Africa
CompAir Korea Ltd.	South Korea
Gardner Denver Korea Ltd.	South Korea
CompAir Iberia, S.L.	Spain
Gardner Denver Iberica, S.L.	Spain
Gardner Denver Sweden AB	Sweden
Todo AB	Sweden
Aeberhardt AG	Switzerland
Gardner Denver Schweiz AG	Switzerland
Gardner Denver Taiwan Ltd.	Taiwan
Belliss & Morcom Limited	United Kingdom
CompAir Acquisition Ltd.	United Kingdom
CompAir Acquisition (No. 2) Ltd.	United Kingdom
CompAir Finance Ltd.	United Kingdom
CompAir Holdings Ltd.	United Kingdom
CompAir UK Ltd.	United Kingdom
Emco Wheaton U.K. Ltd.	United Kingdom
Gardner Denver Alton Ltd.	United Kingdom
Gardner Denver Drum Ltd.	United Kingdom
Gardner Denver Group Services Ltd.	United Kingdom
Gardner Denver Holdings Ltd.	United Kingdom
Gardner Denver Industries Ltd.	United Kingdom
Gardner Denver International Ltd	United Kingdom
Gardner Denver Ltd.	United Kingdom
Gardner Denver UK Ltd.	United Kingdom
GD First (UK) Ltd.	United Kingdom
Marshall Branson Ltd.	United Kingdom
Powered Access Platforms Ltd.	United Kingdom
Pressure Systems Industries Ltd.	United Kingdom
Webster Drives Ltd.	United Kingdom
CompAir FZE Ltd.	United Arab Emirates

*	Joint Venture